Exhibit 99.1

OneWater Marine Inc. Announces Fiscal First Quarter 2022 Results
Raising full-year guidance supported by operational performance and powerful acquisition strategy

Fiscal First Quarter 2022 Highlights

•	Revenue increased 57% to $336 million
•	Same-store sales increased 28%
•	Gross profit margin expanded 550 basis points to 30%
•	Net income increased 99% to $23 million
•	Net income per diluted share attributable to OneWater increased 105% to $1.45
•	Adjusted EBITDA[1] increased 146% to $41 million
•	Completed four strategic acquisitions, including the largest in company history

BUFORD, GA – February 3rd, 2022 – OneWater Marine Inc. (NASDAQ: ONEW) (“OneWater” or the “Company”) today announced results for its fiscal first quarter ended December 31, 2021.

"The OneWater team once again delivered an exceptional quarter in the face of ongoing supply chain challenges. Our same store sales increased 28%, compared to a tremendous quarter last year, highlighting the strength of our team and effective use of our advanced inventory management tools which are enabling us to outperform the industry,” commented Austin Singleton, Chief Executive Officer at OneWater.

“In the first quarter, we completed acquisitions of Naples Boat Mart, T-H Marine, Norfolk Marine, and acquired a controlling interest in Quality Boats, all of which will be immediately accretive to OneWater and we believe positions us for continued accelerated growth. Looking to the remainder of the year, we remain focused on executing our long-term growth strategy, continuing to expand our earnings potential and realizing the power of our acquisition strategy on the future of OneWater, all of which is expected to increase value for shareholders,” concluded Mr. Singleton.

For the Three Months Ended December 31	2021	2020	$ Change	% Change
	(unaudited, $ in thousands)
Revenues
New boat	$236,198	$151,828	$84,370	55.6%
Pre-owned boat	53,449	38,580	14,869	38.5%
Finance & insurance income	9,307	5,963	3,344	56.1%
Service, parts & other	37,318	17,712	19,606	110.7%
Total revenues	$336,272	$214,083	$122,189	57.1%

Fiscal First Quarter 2022 Results

Revenue for fiscal first quarter 2022 was $336.3 million, an increase of 57.1% compared to $214.1 million in fiscal first quarter 2021 due primarily to our increase in same-store sales and revenue from acquired businesses. During fiscal first quarter 2022 same-store sales increased 28%, following a 38% increase in first quarter 2021, as a result of the strong demand environment. New and pre-owned boat revenue increased 55.6% and 38.5%, respectively, due to the acquired businesses and a significant increase in average unit price of new and pre-owned boats and a modest increase in units sold. Finance & insurance income was up 56.1% compared to the prior year and service, parts and other sales was up 110.7% as a result of the Company’s strategic focus on expanding the high margin, less cyclical service, parts & other revenues.

Gross profit totaled $101.0 million for fiscal first quarter 2022, up $48.5 million from $52.4 million for fiscal first quarter 2021. Gross profit margin of 30.0% increased 550 basis points compared to the prior year driven by the shift in the mix and size of boats sold, dynamic pricing, and the sharp increase in high margin service, parts & other sales during the quarter.

Fiscal first quarter 2022 selling, general and administrative expenses totaled $59.1 million, or 17.6% of revenue, compared to $34.9 million, or 16.3% of revenue, in fiscal first quarter 2021. The increase in selling, general and administrative expenses as a percentage of revenue was due mainly to higher variable personnel costs driven by the increased level of profitability.

Net income for fiscal first quarter 2022 totaled $23.5 million, compared to $11.8 million in fiscal first quarter 2021. The significant increase was primarily due to the heightened level of gross profit for the period and significant increase in service, parts, and other income.

Earnings per diluted share for fiscal first quarter 2022 was $1.45 per diluted share, compared to $0.71 per diluted share in 2021. For both periods, charges related to transaction costs and contingent consideration adversely impacted diluted earnings per share. These amounts, tax effected at 25%, were $0.41 per share in first fiscal quarter 2022 and $0.03 per share in first fiscal quarter 2021.

Fiscal first quarter 2022 Adjusted EBITDA increased 146% to $41.0 million, compared to $16.7 million for fiscal first quarter 2021 (see reconciliation of non-GAAP financial measures).

As of December 31, 2021, the Company’s cash and cash equivalents balance was $67.9 million, an increase of $42.0 million compared to $26.0 million as of December 31, 2020. Total inventory as of December 31, 2021, increased sequentially to $248.2 million compared to $143.9 million on September 30, 2021. As expected, the Company was able to start building inventory levels following a robust summer selling season, supported by acquisition synergies. Total long-term debt as of December 31, 2021, was $346.4 million, and long-term debt (net of $67.9 million cash) is 1.5 times trailing twelve-month Adjusted EBITDA. The increase in long-term debt was related to acquisition financing for T-H Marine and Quality Boats.

Subsequent Events

Subsequent to the fiscal first quarter end, the Company announced the acquisition of JIF Marine, a provider of stainless steel ladders and docking products. This acquisition further diversifies and expands the Company’s service, parts and other revenue stream.

Fiscal Year 2022 Guidance

The Company is raising its fiscal full year 2022 outlook for Adjusted EBITDA1 to be in the range of $210 million to $220 million and earnings per diluted share to be in the range of $8.00 to $8.40, both of which includes the previously completed acquisitions and the recently announced acquisition of JIF Marine but excludes any other acquisitions that may be completed during the year. For the fiscal year 2022, OneWater maintains its anticipation that same store sales to be up high-single digits, despite an expected challenging inventory environment.

1 See reconciliation of non-GAAP financial measures below for a discussion of why reconciliations of forward looking Adjusted EBITDA are not available without unreasonable effort.

Conference Call and Webcast

OneWater will host a conference call to discuss its fiscal first quarter earnings on Thursday, February 3rd, 2022, at 8:30 am Eastern time. The conference call may be accessed by dialing (866) 220-5793 in the U.S./Canada or (615) 622-8064 for participants outside the U.S./Canada using the Conference ID #9198026. This call is being webcast and can be accessed through the “Events” section of the Company’s website at https://investor.onewatermarine.com/ where it will be archived for one year.

ONEWATER MARINE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands except per share data)
(Unaudited)

	Three Months Ended December 31
	2021	2020
Revenues
New boat	$236,198	$151,828
Pre-owned boat	53,449	38,580
Finance & insurance income	9,307	5,963
Service, parts & other	37,318	17,712
Total revenues	336,272	214,083

Gross Profit
New boat	60,302	29,296
Pre-owned boat	14,079	8,128
Finance & insurance	9,307	5,963
Service, parts & other	17,277	9,049
Total gross profit	100,965	52,436

Selling, general and administrative expenses	59,096	34,860
Depreciation and amortization	1,749	963
Transaction costs	3,045	200
Loss on contingent consideration	5,746	377
Income from operations	31,329	16,036

Other expense (income)
Interest expense – floor plan	877	920
Interest expense – other	1,529	924
Other expense (income), net	548	(94)
Total other expense, net	2,954	1,750
Income before income tax expense	28,375	14,286
Income tax expense	4,889	2,511
Net income	23,486	11,775
Less: Net income attributable to non-controlling interests	-	-
Less: Net income attributable to non-controlling interests of One Water Marine Holdings, LLC	3,467	3,987
Net income attributable to OneWater Marine Inc	$20,019	$7,788

Earnings per share of Class A common stock – basic	$1.50	$0.72
Earnings per share of Class A common stock – diluted	$1.45	$0.71

Basic weighted-average shares of Class A common stock outstanding	13,380	10,776
Diluted weighted-average shares of Class A common stock outstanding	13,761	10,986

ONEWATER MARINE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands, except par value and share data)
(Unaudited)

	December 31, 2021	December 31, 2020
Cash	$67,908	$25,952
Restricted cash	6,861	3,984
Accounts receivable, net	37,643	14,499
Inventories	248,212	196,114
Prepaid expenses and other current assets	34,321	13,339
Total current assets	394,945	253,888

Property and equipment, net	74,638	62,833
Operating lease right-of-use assets	118,054	73,196

Other assets:
Deposits	539	392
Deferred tax assets	32,956	14,342
Identifiable intangible assets	121,244	74,004
Goodwill	419,675	146,562
Total other assets	574,414	235,300
Total assets	$1,162,051	$625,217

Accounts payable	$33,262	$10,545
Other payables and accrued expenses	30,096	17,557
Customer deposits	56,986	23,386
Notes payable – floor plan	195,638	170,320
Current operating lease liabilities	11,173	7,054
Current portion of long-term debt	19,420	10,481
Current portion of tax receivable agreement liability	915	-
Total current liabilities	347,490	239,343

Other long-term liabilities	29,617	4,766
Tax receivable agreement liability, net of current portion	45,290	17,556
Noncurrent operating lease liabilities	107,452	66,530
Long-term debt, net of current portion and unamortized debt issuance costs	327,008	111,466
Total liabilities	856,857	439,661

Preferred stock, $0.01 par value, 1,000,000 shares authorized, none issued and outstanding as of December 31, 2021 and December 31, 2020	-	-
Class A common stock, $0.01 par value, 40,000,000 shares authorized, 13,852,296 shares issued and outstanding as of December 31, 2021 and 10,867,291 shares issued and outstanding as of December 31, 2020	139	109
Class B common stock, $0.01 par value, 10,000,000 shares authorized, 1,429,940 shares issued and outstanding as of December 31, 2021 and 4,108,007 shares issued and outstanding as of December 31, 2020	14	41
Additional paid-in capital	166,411	111,859
Retained earnings	94,529	25,618
Total stockholders’ equity attributable to OneWater Marine Inc	261,093	137,627
Equity attributable to non-controlling interests	44,101	47,929
Total stockholders’ equity	305,194	185,556
Total liabilities and stockholders’ equity	$1,162,051	$625,217

ONEWATER MARINE INC.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands, except per share data)
(Unaudited)

	Three months ended December 31,		Trailing twelve months ended December 31,
Description	2021	2020	2021
Net income	$23,486	$11,775	$128,124
Interest expense – other	1,529	924	4,949
Income tax expense	4,889	2,511	28,180
Depreciation and amortization	1,749	963	6,197
Loss on contingent consideration	5,746	377	8,618
Loss on extinguishment of debt	-	-	-
Transaction costs	3,045	200	3,714
Other expense (income), net	548	(94)	394
Adjusted EBITDA	$40,992	$16,656	$180,176

About OneWater Marine Inc.

OneWater Marine Inc. is one of the largest and fastest-growing premium marine retailers in the United States. OneWater operates a total of 75 retail locations, 8 distribution centers/warehouses and multiple online marketplaces in 15 different states, several of which are in the top twenty states for marine retail expenditures. OneWater offers a broad range of products and services and has diversified revenue streams, which include the sale of new and pre-owned boats, finance and insurance products, parts and accessories, maintenance, repair and other services.

Non-GAAP Financial Measures and Key Performance Indicators

This press release and our related earnings call contain certain non-GAAP financial measures, including Adjusted EBITDA as a measure of our operating performance. Management believes these measures may be useful in performing meaningful comparisons of past and present operating results, to understand the performance of the Company’s ongoing operations and how management views the business. Reconciliations of reported GAAP measures to adjusted non-GAAP measures are included in the financial schedules contained in this press release. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP. Because our non-GAAP financial measures may be defined differently by other companies, our definition of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing its utility. We have not reconciled non‐GAAP forward-looking measures, including Adjusted EBITDA guidance, to their corresponding GAAP measures due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to acquisition contingent consideration and transaction costs. Acquisition contingent consideration and transaction costs are affected by the acquisition, integration and post-acquisition performance of our acquirees which is difficult to predict and subject to change. Accordingly, reconciliations of forward-looking Adjusted EBITDA is not available without unreasonable effort.

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) before interest expense – other, income tax expense, depreciation and amortization and other (income) expense, further adjusted to eliminate the effects of items such as the gain (loss) on contingent consideration, gain (loss) on extinguishment of debt and transaction costs. See reconciliation above.

Our board of directors, management team and lenders use Adjusted EBITDA to assess our financial performance because it allows them to compare our operating performance on a consistent basis across periods by removing the effects of our capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization) and other items (such as the gain or loss on contingent consideration, gain or loss on extinguishment of debt and transaction costs) that impact the comparability of financial results from period to period. We present Adjusted EBITDA because we believe it provides useful information regarding the factors and trends affecting our business in addition to measures calculated under GAAP. Adjusted EBITDA is not a financial measure presented in accordance with GAAP. We believe that the presentation of this non-GAAP financial measure will provide useful information to investors and analysts in assessing our financial performance and results of operations across reporting periods by excluding items we do not believe are indicative of our core operating performance.

Same-Store Sales

We define same-store sales as sales from our stores excluding new and acquired stores. New and acquired stores become eligible for inclusion in the comparable store base at the end of the store’s thirteenth month of operations under our ownership and revenues are only included for identical months in the same-store base periods. Stores relocated within an existing market remain in the comparable store base for all periods. Additionally, amounts related to closed stores are excluded from each comparative base period. We use same-store sales to assess the organic growth of our revenue on a same-store basis.  We believe that our assessment on a same-store basis represents an important indicator of comparative financial results and provides relevant information to assess our performance.

Cautionary Statement Concerning Forward-Looking Statements

This press release and statements made during the above referenced conference call may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including regarding our strategy, future operations, financial position, prospects, plans and objectives of management, growth rate and its expectations regarding future revenue, operating income or loss or earnings or loss per share. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These forward-looking statements are not guarantees of future performance, but are based on management's current expectations, assumptions and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct.

Important factors, some of which are beyond our control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements include the following: effects of industry wide supply chain challenges and our ability to maintain adequate inventory, changes in demand for our products and services, the seasonality and volatility of the boat industry, our acquisition and business strategies, the inability to comply with the financial and other covenants and metrics in our credit facilities, cash flow and access to capital, effects of the COVID-19 pandemic and related governmental actions or restrictions on the Company’s business, risks related to the ability to realize the anticipated benefits of any proposed acquisitions, including the risk that proposed acquisitions will not be integrated successfully, the timing of development expenditures, and other risks. More information on these risks and other potential factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the fiscal year ended September 30, 2021 and in our subsequently filed Quarterly Reports on Form 10-Q, each of which is on file with the SEC and available from OneWater Marine’s website at www.onewatermarine.com under the “Investors” tab, and in other documents OneWater Marine files with the SEC. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

Investor or Media Contact:
Jack Ezzell
Chief Financial Officer
IR@OneWaterMarine.com